EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Principal Financial Officer of Top to Bottom Pressure Washing, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of Top to Bottom Pressure Washing, Inc. for the year ended December 31, 2013

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Top to Bottom Pressure Washing, Inc. as of December 31, 2013.

This Certification is executed as of March 31, 2014.

By:	/s/Andy Z. Fan
Andy Z. Fan Chief Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Top to Bottom Pressure Washing, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.